UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/23/2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11053

PA	23-2093008
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, PA 18612
(Address of principal executive offices, including zip code)

570-631-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Commonwealth Telephone Enterprises, Inc. ("CTE") [NASDAQ: CTCO], today reported that its Board of Directors has approved stock ownership guidelines for its officers and directors effective January 1, 2006.

Under the guidelines, executive officers of CTE will be required to acquire and maintain holdings in CTE common stock with a value equal to the following multiples of base salary:

            CEO    five times base salary

            EVP    four times base salary
            SVP    three times base salary
            VP    two times base salary

Further, CTE's directors will be required to acquire and maintain holdings in CTE common stock with a value equal to five times the annual cash retainer payable to each director.

The stock ownership guidelines, which were recommended to CTE's Board of Directors by its Corporate Governance Committee, have been adopted to more closely align the interests of CTE's officers and directors with the interests of CTE's shareholders. Both the directors and executive officers will have three years from January 1, 2006, to satisfy the newly enacted stock ownership guidelines.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date: March 23, 2006	By:	/s/ RAYMOND B. OSTROSKI
Raymond B. Ostroski
Senior Vice President, General Counsel and Secretary